Exhibit 99.1
NEWS RELEASE

CONTACT:

Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2016 Second Quarter Operating Results;
Software Bookings Increase, Wireless Trends Improve

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (July 27, 2016) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the second quarter ended June 30, 2016. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on September 9, 2016 to stockholders of record on August 19, 2016.
2016 Second-Quarter Results:
In the 2016 second quarter, consolidated revenue was $44.6 million, compared to $48.0 million in the second quarter of 2015. Software revenue was $16.8 million in the second quarter of 2016, compared to $17.7 million in the second quarter of 2015. Wireless revenue totaled $27.8 million in the second quarter, compared to $30.3 million in the prior-year quarter.
Net income for the second quarter of 2016 was $3.5 million, or $0.17 per diluted share, up from $3.4 million, or $0.16 per diluted share, in the second quarter of 2015.
Second quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $8.9 million, or 19.8 percent of revenue, compared to EBITDA of $9.1 million, or 18.9 percent of revenue, in the second quarter of 2015.
Other key results and highlights for the second quarter included:

•
Software bookings for the 2016 second quarter were $20.1 million, in-line with the prior year quarter and up nearly 33 percent from the prior quarter. Second quarter bookings included $10.2 million of operations bookings and $9.9 million of maintenance renewals.

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•	Software backlog totaled $39.5 million at June 30, 2016, up from $36.8 million in the prior quarter.

•
Of the $16.8 million in software revenue for the second quarter, $7.7 million was operations revenue and $9.1 million was maintenance revenue, compared to $9.3 million and $8.4 million, respectively, of the $17.7 million in software revenue in the second quarter of 2015.

•	The renewal rate for software maintenance in the second quarter of 2016 continued at greater than 99 percent.

•
The quarterly rate of paging unit erosion slowed to 0.8 percent in the second quarter of 2016, compared to 1.6 percent in the year-earlier quarter. Net paging unit losses were 9,000 in the second quarter of 2016, down from 19,000 in the second quarter of 2015 and less than half of net pager losses in the prior quarter. Paging units in service at June 30, 2016 totaled 1,144,000, compared to 1,211,000 at the end of the prior year quarter.

•	The quarterly rate of wireless revenue erosion continued to slow to 1.1 percent in the second quarter of 2016 versus 1.5 percent in the year-earlier quarter.

•	Total paging ARPU (average revenue per unit) was $7.71 in the second quarter of 2016, compared to $7.77 in the prior quarter and $7.86 in the year-earlier quarter.

•
Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $35.8 million in the second quarter of 2016, down from $38.9 million in the year-earlier quarter, and $36.3 million in the prior quarter.

•	Capital expenses were $1.5 million in the second quarter of 2016, compared to $2 million in the year-earlier quarter.

•	The number of full-time equivalent employees at June 30, 2016 totaled 597, compared to 600 at year-end 2015 and 608 at June 30, 2015.

•	Capital returned to stockholders in the second quarter of 2016 totaled $3.7 million, in the form of $2.6 million from dividends and $1.1 million from share repurchases.

•	The Company’s cash balance at June 30, 2016 was $117.1 million, unchanged from June 30, 2015, and up from $111.3 million at December 31, 2015.

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2016 Year-to-Date Results:
In the first half of 2016, consolidated revenue was $90 million, compared to $96.1 million in the first half of 2015. Software revenue was $34 million in the first half of 2016, compared to $35.2 million in the prior year period. Wireless revenue totaled $56 million in the first half of 2016, compared to $60.9 million in the year-to-date 2015 period.
Net income for the first half of 2016 was $6.9 million, or $0.33 per diluted share, compared to $7.3 million, or $0.33 per diluted share, in the 2015 year-to-date period.
First half 2016 EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $18.0 million, or 20 percent of revenues, compared to $19.1 million, or 19.9 percent of revenue, in the first half of 2015.
Management Commentary:
“We are pleased with our performance in the second quarter of 2016 and believe that we are beginning to see the benefits from the investments that we made to enhance and upgrade our product development team and tools, as well as our sales infrastructure and management,” said Vincent D. Kelly, chief executive officer. “We saw strong performance in a number of key operating measures and solid sequential improvements in sales bookings and backlog levels, operating expense management, cash flow and subscriber retention. We believe that continued investments will yield significant future benefits in the form of our improved, integrated communication platform, Spok Care Connect®, and continued momentum in bookings levels. Overall, we continued to operate profitably, enhance our product offerings, and further strengthen our balance sheet. Our ability to generate healthy cash flows allowed us to execute against our capital allocation strategy, returning capital to shareholders while adding more than $5 million to our cash balances.”
Commenting on software results, Kelly said: “As anticipated, software revenues were in-line with prior quarter levels as we positioned ourselves for the second half of the year, when software sales tend to be more robust.” Kelly attributed the ability to maintain sequential software revenue levels primarily to a more than 99 percent renewal rate on software maintenance contracts. Similar to Spok’s wireless

Spok.com

revenue stream, software maintenance revenue is a largely recurring revenue stream that provides the Company with a more stable revenue and margin base.
Kelly said second quarter bookings of $20.1 million were up sharply from $15.1 million in the prior quarter, and included $9.9 million of maintenance renewals bookings, a record high for the second quarter. Additionally, software backlog of $39.5 million at June 30th was up more than 7 percent from the prior quarter level.   “We will continue to build on the sequential momentum we saw in the second quarter. We are encouraged as bookings included sales to both new and current customers, with existing customers adding products and applications to expand their portfolio of communications solutions.  Customer demand remained strongest for upgrades to call center solutions, healthcare applications to increase patient safety, and improved nursing workflows.”  Kelly added: “We continue to see growing demand for our software solutions for critical smartphone communications, secure texting, and emergency management, as well as clinical alerting, and we are proud to be working with more than 2,000 hospitals world-wide, including all of the best adult and children’s hospitals as defined by U.S. News & World Report.”
Kelly also noted that in addition to the Company’s quarterly financial performance, progress was made in several other areas, including product development, sales strategy and key strategic partnership agreements. “Spok continues to generate activity and sales momentum at the conferences we attend,” commented Kelly. “In June, we saw tremendous interest at those conferences, which included the Call Center Conference & Expo, as well as the National Emergency Number Association (NENA) conference earlier in the month. Early in May, we were also pleased to publish the results of a customer study demonstrating how Spok customers are achieving notable improvements in staff efficiency and patient care coordination workflows throughout their organizations using Spok Care Connect solutions. These hospitals and health systems are reporting improvements, including faster code call processes, compliance with Joint Commission standards, reduced patient discharge times, and increased patient satisfaction. Please visit our website to see these customer success statistics in our new infographic, The ROI of Communication Technology. We are confident that Spok is well positioned to capitalize on our sales and marketing efforts in order to stimulate long-term growth.”

Spok.com

The Company posted solid results for its wireless products and services in the second quarter. Gross pager placements of 39,000 were in-line with the year-earlier quarter, and the highest level in the past twelve months, while gross disconnects of 48,000 improved sharply from 59,000 in the second quarter of 2015. “As a result, annual net pager losses declined to an historical low of 5.5 percent from the prior year’s second quarter, and were 0.8 percent in the second quarter, down significantly from 1.6 percent in the prior-year quarter,” continued Kelly. “Overall, wireless sales efforts continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise, which represented approximately 91.6 percent of our subscriber base and 89.6 percent of our paging revenue at quarter end. Healthcare comprised 78.2 percent of our subscriber base, and continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects.”
Spok returned capital to stockholders, totaling $3.7 million, in the second quarter of 2016. During the period, the Company paid $2.6 million in dividends and repurchased 65,791 shares of common stock, totaling $1.1 million, under its stock buy-back program. Kelly added, “Throughout 2016, we will remain focused on returning value to our shareholders through our multi-faceted capital allocation strategy, which includes dividends, share repurchases and key strategic investments in our products and business designed to create sustainable growth.”
Shawn E. Endsley, chief financial officer, said: “Continued expense management and strong financial discipline have allowed us to invest in our business for long-term growth. Our ability to align our expense base with the market demand we are seeing and drive high renewal rates in our recurring revenue categories, helped Spok maintain solid operating cash flow and operating margins for the quarter. We also strengthened our balance sheet, recording a cash balance of $117.1 million at June 30, 2016, and continued to operate as a debt-free company at quarter-end.”
Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2016, Endsley noted: “As a result of the solid performance we saw in the second quarter, we are maintaining the 2016 guidance range that we provided last quarter.” With regard to financial guidance for 2016, Endsley reiterated that the Company expects total revenue to range from $174 million to $192 million, operating expenses

Spok.com

(excluding depreciation, amortization and accretion) to range from $153 million to $159 million, and capital expenditures to range from $6 million to $8 million.
* * * * * * * * *
2016 Second-Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2016 second quarter results at 10:00 a.m. ET on Thursday, July 28, 2016. Dial-in numbers for the call are 719-325-2244 or 888-510-1786. The pass code for the call is 3269514. A replay of the call will be available from 1:00 p.m. ET on July 28, 2016 until 1:00 p.m. ET on Thursday, August 11, 2016. To listen to the replay, please register at http:tinyurl.com/spok2016Q2earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *
About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Va., is proud to be the global leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe.  Our customers send over 100 million messages each month through their Spok® solutions, and they rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response.  When communications matter, Spok delivers.
Spok is a trademark of Spok Holdings, Inc.

Spok.com

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Revenue:
Wireless	$27,859	$30,222	$56,031	$60,912
Software	16,776	17,747	33,992	35,195
Total revenue	44,635	47,969	90,023	96,107
Operating expenses:
Cost of revenue	7,513	9,131	15,528	17,944
Service, rental and maintenance	11,399	11,003	22,612	22,260
Selling and marketing	6,429	6,790	12,957	13,838
General and administrative	10,439	10,472	20,949	21,473
Severance	—	1,504	(3)	1,504
Depreciation, amortization and accretion	3,235	3,448	6,558	7,195
Total operating expenses	39,015	42,348	78,601	84,214
% of total revenue	87.4%	88.3%	87.3%	87.6%
Operating income	5,620	5,621	11,422	11,893
% of total revenue	12.6%	11.7%	12.7%	12.4%
Interest income (expense), net	61	3	109	2
Other income (expense), net	104	264	357	325
Income before income tax expense	5,785	5,888	11,888	12,220
Income tax benefit (expense)	(2,334)	(2,512)	(4,993)	(4,927)
Net income	$3,451	$3,376	$6,895	$7,293
Basic net income per common share	$0.17	$0.16	$0.33	$0.33
Diluted net income per common share	$0.17	$0.16	$0.33	$0.33
Basic weighted average common shares outstanding	20,544,327	21,677,299	20,614,023	21,787,434
Diluted weighted average common shares outstanding	20,705,206	21,735,829	20,831,740	21,843,591
Reconciliation of operating income to EBITDA (b):
Operating income	$5,620	$5,621	$11,422	$11,893
Add back: depreciation, amortization and accretion	3,235	3,448	6,558	7,195
EBITDA	$8,855	$9,069	$17,980	$19,088
% of total revenue	19.8%	18.9%	20.0%	19.9%
Key statistics:
Units in service	1,144	1,211	1,144	1,211
Average revenue per unit (ARPU)	$7.71	$7.86	$7.72	$7.87
Bookings	$20,063	$21,027	$35,170	$38,767
Backlog	$39,475	$43,524	$39,475	$43,524

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Revenue:
Wireless	$27,859	$28,172	$28,727	$29,375	$30,222	$30,690	$31,678	$32,855
Software	16,776	17,216	18,612	16,806	17,747	17,448	19,591	16,936
Total revenue	44,635	45,388	47,339	46,181	47,969	48,138	51,269	49,791
Operating expenses:
Cost of revenue	7,513	8,017	8,035	7,871	9,131	8,813	10,571	8,000
Service, rental and maintenance	11,399	11,213	11,024	11,117	11,003	11,256	11,285	10,988
Selling and marketing	6,429	6,529	7,036	6,572	6,790	7,048	7,915	7,072
General and administrative	10,439	10,510	10,276	10,410	10,472	11,001	11,905	10,866
Severance	—	(4)	1,056	141	1,504	—	926	545
Depreciation, amortization and accretion	3,235	3,323	3,362	3,413	3,448	3,747	4,049	4,247
Total operating expenses	39,015	39,588	40,789	39,524	42,348	41,865	46,651	41,718
% of total revenue	87.4%	87.2%	86.2%	85.6%	88.3%	87.0%	91.0%	83.8%
Operating income	5,620	5,800	6,550	6,657	5,621	6,273	4,618	8,073
% of total revenue	12.6%	12.8%	13.8%	14.4%	11.7%	13.0%	9.0%	16.2%
Interest income (expense), net	61	49	13	1	3	(1)	(262)	(63)
Other income (expense), net	104	254	71	784	264	60	(188)	(2)
Income before income tax expense	5,785	6,103	6,634	7,442	5,888	6,332	4,168	8,008
Income tax benefit (expense)	(2,334)	(2,659)	66,087	(3,222)	(2,512)	(2,415)	2,744	(3,356)
Net income	$3,451	$3,444	$72,721	$4,220	$3,376	$3,917	$6,912	$4,652
Basic net income per common share	$0.17	$0.17	$3.54	$0.20	$0.16	$0.18	$0.32	$0.21
Diluted net income per common share	$0.17	$0.17	$3.53	$0.20	$0.16	$0.18	$0.31	$0.21
Basic weighted average common shares outstanding	20,544,327	20,683,719	20,528,326	21,301,311	21,677,299	21,898,792	21,554,746	21,651,347
Diluted weighted average common shares outstanding	20,705,206	20,845,661	20,628,053	21,352,838	21,735,829	22,053,015	22,101,600	22,135,554
Reconciliation of operating income to EBITDA (b):
Operating income	$5,620	$5,800	$6,550	$6,657	$5,621	$6,273	$4,618	$8,073
Add back: depreciation, amortization and accretion	3,235	3,323	3,362	3,413	3,448	3,747	4,049	4,247
EBITDA	$8,855	$9,123	$9,912	$10,070	$9,069	$10,020	$8,667	$12,320
% of total revenue	19.8%	20.1%	20.9%	21.8%	18.9%	20.8%	16.9%	24.7%
Key statistics:
Units in service	1,144	1,153	1,173	1,192	1,211	1,230	1,256	1,274
Average revenue per unit (ARPU)	$7.71	$7.77	$7.79	$7.82	$7.86	$7.91	$7.92	$7.97
Bookings	$20,063	$15,106	$18,511	$16,746	$21,027	$17,740	$22,272	$20,362
Backlog	$39,475	$36,766	$38,650	$41,639	$43,524	$40,551	$42,391	$42,117

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	6/30/2016	12/31/2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$117,095	$111,332
Accounts receivable, net	23,737	22,638
Prepaid expenses and other	4,116	5,352
Inventory	2,129	2,291
Total current assets	147,077	141,613
Property and equipment, net	14,297	15,386
Goodwill	133,031	133,031
Other intangible assets, net	12,817	14,964
Deferred income tax assets, net	79,644	83,983
Other assets	1,541	1,445
Total assets	$388,407	$390,422
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$8,370	$9,247
Accrued compensation and benefits	11,618	10,864
Deferred revenue	28,239	27,045
Total current liabilities	48,227	47,156
Deferred revenue	674	741
Other long-term liabilities	8,960	8,972
Total liabilities	57,861	56,869
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	105,867	110,435
Retained earnings	224,677	223,116
Total stockholders' equity	330,546	333,553
Total liabilities and stockholders' equity	$388,407	$390,422

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the six months ended
	6/30/2016	6/30/2015
Cash flows from operating activities:
Net income	$6,895	$7,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	6,558	7,195
Amortization of deferred financing costs	—	—
Deferred income (benefit) tax expense	4,346	4,086
Stock based compensation	1,368	1,104
Provisions for doubtful accounts, service credits and other	322	716
Adjustments of non-cash transaction taxes	(169)	(97)
Loss/(Gain) on disposals of property and equipment	(1)	(166)
Changes in assets and liabilities:
Accounts receivable	(1,421)	2,239
Prepaid expenses, intangible assets and other assets	1,197	741
Accounts payable, accrued liabilities and other	(358)	(685)
Customer deposits and deferred revenue	1,142	3,070
Net cash provided by operating activities	19,879	25,496
Cash flows from investing activities:
Purchases of property and equipment	(2,982)	(3,033)
Proceeds from disposals of property and equipment	1	180
Net cash used in investing activities	(2,981)	(2,853)
Cash flows from financing activities:
Cash distributions to stockholders	(5,150)	(6,069)
Purchase of common stock (including commissions)	(5,985)	(3,475)
Employee stock based compensation tax withholding	—	(3,825)
Net cash used in financing activities	(11,135)	(13,369)
Net increase in cash and cash equivalents	5,763	9,274
Cash and cash equivalents, beginning of period	111,332	107,869
Cash and cash equivalents, end of period	$117,095	$117,143
Supplemental disclosure:
Income taxes paid	$598	$337

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Revenue
Paging	$26,564	$27,101	$27,637	$28,196	$28,782	$29,491	$30,071	$30,776
Non-paging	1,295	1,071	1,090	1,179	1,440	1,199	1,607	2,079
Total wireless revenue	$27,859	$28,172	$28,727	$29,375	$30,222	$30,690	$31,678	$32,855

Subscription	503	498	471	392	419	398	365	458
License	1,691	1,593	2,733	1,457	3,011	2,595	3,474	2,374
Services	4,202	4,315	4,610	4,600	4,609	5,018	5,579	4,305
Equipment	1,250	1,729	1,764	1,434	1,301	1,374	2,145	1,930
Operations revenue	$7,646	$8,135	$9,578	$7,883	$9,340	$9,385	$11,563	$9,067

Maintenance revenue	$9,130	$9,081	$9,034	$8,923	$8,407	$8,063	$8,028	$7,869
Total software revenue	$16,776	$17,216	$18,612	$16,806	$17,747	$17,448	$19,591	$16,936

Total revenue	$44,635	$45,388	$47,339	$46,181	$47,969	$48,138	$51,269	$49,791

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Cost of revenue
Payroll and related	$4,406	$4,634	$4,414	$4,277	$4,274	$4,157	$4,222	$3,743
Cost of sales	2,227	2,673	2,902	2,549	3,801	3,620	5,225	3,098
Stock based compensation	58	49	33	33	34	34	81	108
Other	822	661	686	1,012	1,022	1,002	1,043	1,051
Total cost of revenue	7,513	8,017	8,035	7,871	9,131	8,813	10,571	8,000
Service, rental and maintenance
Payroll and related	5,125	5,072	4,815	4,613	4,555	4,652	4,533	4,106
Site rent	3,668	3,660	3,663	3,763	3,783	3,766	3,834	3,914
Telecommunications	1,127	1,222	1,218	1,392	1,288	1,343	1,487	1,548
Stock based compensation	63	52	29	29	29	29	30	56
Other	1,416	1,207	1,299	1,320	1,348	1,466	1,401	1,364
Total service, rental and maintenance	11,399	11,213	11,024	11,117	11,003	11,256	11,285	10,988
Selling and marketing
Payroll and related	3,510	3,666	3,780	3,664	3,732	3,916	3,945	3,859
Commissions	1,559	1,525	1,754	1,858	1,792	1,836	2,481	1,949
Stock based compensation	75	48	(7)	16	51	51	131	151
Other	1,285	1,290	1,509	1,034	1,215	1,245	1,358	1,113
Total selling and marketing	6,429	6,529	7,036	6,572	6,790	7,048	7,915	7,072
General and administrative
Payroll and related	4,306	4,392	4,029	4,320	4,611	4,879	4,737	4,217
Stock based compensation	534	488	316	316	548	329	780	791
Facility rent	810	839	856	868	841	941	830	863
Outside services	1,921	1,726	1,783	1,864	1,728	1,786	1,786	1,698
Taxes, licenses and permits	1,060	1,055	1,132	1,068	1,150	1,125	1,283	1,225
Other	1,808	2,010	2,160	1,974	1,594	1,941	2,489	2,072
Total general and administrative	10,439	10,510	10,276	10,410	10,472	11,001	11,905	10,866
Severance	—	(4)	1,056	141	1,504	—	926	545
Depreciation, amortization and accretion	3,235	3,323	3,362	3,413	3,448	3,747	4,049	4,247
Operating expenses	$39,015	$39,588	$40,789	$39,524	$42,348	$41,865	$46,651	$41,718
Capital expenditures	$1,537	$1,445	$2,024	$1,318	$1,992	$1,040	$1,352	$1,291

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Paging units in service
Beginning units in service (000's)	1,153	1,173	1,192	1,211	1,230	1,256	1,274	1,299
Gross placements	39	28	31	36	40	29	35	45
Gross disconnects	(48)	(48)	(50)	(55)	(59)	(55)	(53)	(70)
Net change	(9)	(20)	(19)	(19)	(19)	(26)	(18)	(25)
Ending units in service	1,144	1,153	1,173	1,192	1,211	1,230	1,256	1,274
End of period units in service % of total (b)
Healthcare	78.2%	77.5%	77.0%	76.3%	75.9%	74.6%	74.1%	73.6%
Government	6.8%	6.9%	7.2%	7.2%	7.3%	7.6%	7.8%	7.9%
Large enterprise	6.6%	6.9%	6.9%	7.1%	7.3%	7.6%	7.6%	7.8%
Other(b)	8.3%	8.7%	9.0%	9.3%	9.5%	10.2%	10.4%	10.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	114	118	123	128	134	139	145	152
101 to 1,000 units	228	238	243	250	256	266	277	282
>1,000 units	802	797	807	814	821	825	834	840
Total	1,144	1,153	1,173	1,192	1,211	1,230	1,256	1,274
Account size net loss rate(c)
1 to 100 units	(4.0)%	(4.3)%	(3.9)%	(4.4)%	(3.4)%	(4.3)%	(4.7)%	(5.0)%
101 to 1,000 units	(4.0)%	(2.0)%	(2.9)%	(2.4)%	(3.8)%	(3.8)%	(1.9)%	(2.4)%
>1,000 units	0.6%	(1.2)%	(0.9)%	(0.8)%	(0.6)%	(1.1)%	(0.7)%	(1.2)%
Total	(0.8)%	(1.7)%	(1.6)%	(1.5)%	(1.6)%	(2.1)%	(1.4)%	(1.9)%
Account size ARPU
1 to 100 units	$12.48	$12.57	$12.52	$12.49	$12.57	$12.58	$12.50	$12.54
101 to 1,000 units	8.65	8.70	8.65	8.69	8.72	8.74	8.76	8.76
>1,000 units	6.75	6.77	6.79	6.80	6.81	6.84	6.83	6.86
Total	$7.71	$7.77	$7.79	$7.82	$7.86	$7.91	$7.92	$7.97

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.